REPORT OF
INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM


To the Board of
Trustees and the
Shareholders of the
Dunham Funds

In planning and
performing our audits of
the financial statements
of Dunham Floating
Rate Bond Fund,
Dunham Monthly
Distribution Fund,
Dunham
Corporate/Government
Bond Fund, Dunham
Dynamic Macro Fund,
Dunham High-Yield
Bond Fund, Dunham
International
Opportunity Bond Fund,
Dunham Appreciation &
Income Fund, Dunham
Alternative Dividend
Fund, Dunham Large
Cap Value Fund,
Dunham Focused Large
Cap Growth Fund,
Dunham International
Stock Fund, Dunham
Real Estate Stock Fund,
Dunham Small Cap
Value Fund, Dunham
Emerging Markets
Stock Fund, and
Dunham Small Cap
Growth Fund (the
"Funds"), each a
series of shares of
beneficial interest in the
Dunham Funds, as of
October 31, 2016 and
for the year then ended,
in accordance with the
standards of the Public
Company Accounting
Oversight Board (United
States) ("PCAOB"), we
considered the Funds'
internal control over
financial reporting,
including controls over
safeguarding securities,
as a basis for designing
our auditing procedures
for the purpose of
expressing our opinion
on the financial
statements and to
comply with the
requirements of Form
N-SAR, but not for the
purpose of expressing
an opinion on the
effectiveness of the
Funds' internal control
over financial reporting.
Accordingly, we express
no such opinion.

The management of the
Funds is responsible for
establishing and
maintaining effective
internal control over
financial reporting.  In
fulfilling this
responsibility, estimates
and judgments by
management are
required to assess the
expected benefits and
related costs of
controls.  A company's
internal control over
financial reporting is a
process designed to
provide reasonable
assurance regarding the
reliability of financial
reporting and the
preparation of financial
statements for external
purposes in accordance
with accounting
principles generally
accepted in the United
States of America
("GAAP").  A
company's internal
control over financial
reporting includes those
policies and procedures
that (1) pertain to the
maintenance of records
that, in reasonable
detail, accurately and
fairly reflect the
transactions and
dispositions of the
assets of the company;
(2) provide reasonable
assurance that
transactions are
recorded as necessary
to permit preparation of
the financial statements
in accordance with
GAAP, and that receipts
and expenditures of the
company are being
made only in
accordance with
authorizations of
management and
trustees of the
company; and (3)
provide reasonable
assurance regarding
prevention or timely
detection of
unauthorized
acquisition, use or
disposition of a
company's assets that
could have a material
effect on the financial
statements.

Because of inherent
limitations, internal
control over financial
reporting may not
prevent or detect
misstatements.  Also,
projections of any
evaluation of
effectiveness to future
periods are subject to
the risk that controls
may become
inadequate because of
changes in conditions or
that the degree of
compliance with the
policies or procedures
may deteriorate.

A deficiency in internal
control over financial
reporting exists when
the design or operation
of a control does not
allow management or
employees, in the
normal course of
performing their
assigned functions, to
prevent or detect
misstatements on a
timely basis.  A material
weakness is a
deficiency, or
combination of
deficiencies, in internal
control over financial
reporting, such that
there is a reasonable
possibility that a
material misstatement
of the Funds' annual or
interim financial
statements will not be
prevented or detected
on a timely basis.


Our consideration of the
Funds' internal control
over financial reporting
was for the limited
purpose described in
the first paragraph and
would not necessarily
disclose all deficiencies
in internal control that
might be material
weaknesses under
standards established
by the PCAOB.  During
the audit, we became
aware that Funds did
not have adequate
controls in place at the
Fund
Accounting/Administrato
r to reconcile certain
foreign currency
balances on a timely
basis.  We believe this
condition represents a
material weakness in
internal control over
financial reporting.

This report is intended
solely for the
information and use of
management, the
shareholders, and the
Board of Trustees of the
Dunham Funds and the
Securities, and
Exchange Commission
and is not intended to
be and should not be
used by anyone other
than these specified
parties.






BBD, LLP


Philadelphia,
Pennsylvania
December 30, 2016